Investor Relations Contacts:
Keith Terreri, Vice President - Finance & Treasurer
Jim Mathias, Director - Investor Relations
214-570-4641
investor_relations@metropcs.com

MetroPCS Reports First Quarter 2013 Results

First Quarter 2013 Highlights Include:

•	Quarterly consolidated total revenues of approximately $1.3 billion, an increase of 1% over the first quarter of 2012

•	Adjusted EBITDA of $291 million, an increase of 11% over the first quarter of 2012

•	Adjusted EBITDA margin of 26.4%, an increase of 380 basis points over the first quarter of 2012

•	Record low quarterly churn of 2.9%, a decrease of 20 basis points over the first quarter of 2012, lowest quarterly churn in Company history

•	Quarterly ARPU of $40.96, an increase of $0.40 over the first quarter of 2012

•	Quarterly income from operations of $108 million, a 10% increase over the first quarter of 2012

•	Surpassed 3.5 million 4G LTE subscribers, representing 39% of total subscribers

DALLAS (April 24, 2013) - MetroPCS Communications, Inc. (NYSE: PCS), the nation's leading provider of no annual contract, unlimited, flat-rate wireless communications service, today announced financial and operational results for the quarter ended March 31, 2013. MetroPCS reported quarterly Adjusted EBITDA of $291 million for the first quarter 2013 and ended the quarter with approximately 9.0 million subscribers.

Roger D. Linquist, Chairman and Chief Executive Officer of MetroPCS, said, “We are pleased with first quarter momentum highlighted by the lowest quarterly churn in company history, and continued growth in our 4G LTE subscribers. At the end of the first quarter, we had over 3.5 million 4G LTE subscribers, representing approximately 39% of our total subscriber base, which was an increase of 1.2 million over December 31, 2012. Financially, Adjusted EBITDA grew 11% year over year to $291 million. Our 4G LTE network offers a superior customer experience and is meeting our customers' current demands for high-speed wireless broadband service. Throughout 2013, we plan to continue efforts to fully leverage the capabilities afforded by our high-speed 4G LTE network.

“Today, by an overwhelming majority, our stockholders approved our combination with T-Mobile USA. This combination offers both immediate and long-term compelling economic value to MetroPCS' stockholders and we look forward to completing this combination on April 30, 2013. As a combined company, we will create the value leader in the U.S. wireless marketplace,” Linquist concluded.

Key Consolidated Financial and Operating Metrics

(in millions, except percentages, per share, per subscriber and subscriber amounts)

	Three Months Ended March 31,
	2013	2012	Change
Service revenues	$1,101	$1,159	(5)%
Total revenues	$1,287	$1,277	1%
Income from operations	$108	$98	10%
Net income	$19	$21	(8)%
Diluted EPS	$0.05	$0.06	$(0.01)
Adjusted EBITDA(1)	$291	$262	11%
Adjusted EBITDA as a
percentage of service revenues	26.4%	22.6%	380 bps

ARPU(1)	$40.96	$40.56	$0.40
CPGA(1)	$236.14	$235.45	$0.69
CPU(1)	$22.21	$22.87	$(0.66)
Churn-Average Monthly Rate	2.9%	3.1%	(20 bps)

Consolidated Subscribers
End of Period	8,995,391	9,478,313	(5)%
Net Additions	108,668	131,654	(17)%
Penetration of Covered POPs(2)	8.7%	9.3%	(60 bps)

(1)	For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Definition of Terms and Reconciliation of non-GAAP Financial Measures” included at the end of this release.

(2)	Number of covered POPs covered by MetroPCS Communications, Inc. network increased 1.7 million from 3/31/12 to 3/31/13 to 103 million.

Quarterly Consolidated Results

•	Consolidated service revenues of approximately $1.1 billion for the first quarter of 2013, a decrease of $58 million, or 5%, when com pared to the prior year's first quarter.

•	Income from operations increased $10 million, or 10%, for the first quarter of 2013 when compared to the prior year's first quarter.

•
Adjusted EBITDA of $291 million increased by $29 million for the first quarter of 2013, or 11%, when compared to the prior year's first quarter. For the first quarter of 2013 the Company incurred $4 million in expenses in connection with the proposed business combination with T-Mobile.

•
Net income for the quarter was $19 million and includes $3 million in expenses, net of tax, incurred in connection with the proposed business combination with T-Mobile. On a non-GAAP basis excluding the expenses related to the proposed business combination, net income would have been $22 million or $0.06 per common share.

•
Average revenue per user (ARPU) of $40.96 for the first quarter of 2013 represents an increase of $0.40 when compared to the first quarter of 2012. The increase in ARPU was primarily attributable to continued demand for our 4G LTE service plans partially offset by promotional service plans.

•
The Company's cost per gross addition (CPGA) of $236 for the first quarter of 2013 represents an increase of $1 when compared to the prior year's first quarter. The increase is primarily driven by a 12% decrease in gross additions partially offset by decreased promotional activities as compared to the three months ended March 31, 2012.

•
Cost per user (CPU) decreased to $22.21 in the first quarter of 2013, or a 3% decrease over the first quarter of 2012. The decrease in CPU is primarily driven by a decrease in retention expense for existing customers, a decrease in long distance cost and a decrease in taxes and regulatory fees. These items were partially offset by an increase in costs associated with our 4G LTE network upgrade and an increase in commissions paid to independent retailers for customer reactivations. During the quarter we experienced $5.45 in CPU directly related to handset upgrades compared to $7.13 in the prior year's first quarter.

•	Churn decreased 20 basis points when compared to the first quarter of 2012. The decrease in churn was primarily driven by continued investments in our network and lower subscriber growth.

Financial Guidance for 2013

For the year ending December 31, 2013, MetroPCS today reaffirms its prior guidance, originally provided on February 26, 2013. MetroPCS currently expects to incur capital expenditures in the range of $800 million to $900 million on a standalone consolidated basis for the year ending December 31, 2013.

Q1 2013 Earnings Conference Call

Given the pending closing of the transaction between MetroPCS Communications, Inc. and T-Mobile USA, Inc., MetroPCS will not be hosting a first quarter 2013 earnings call. The Company anticipates the closing will occur on April 30, 2013.

About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of no annual contract, unlimited wireless communications service for a flat-rate. MetroPCS is the fifth largest facilities-based wireless carrier in the United States based on number of subscribers served. With Metro USA(SM), MetroPCS customers can use their service in areas throughout the United States covering a population of over 280 million people. As of March 31, 2013, MetroPCS had approximately 9.0 million subscribers. For more information please visit www.metropcs.com.

Forward-Looking Statements
This release includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. Any statements made in this release that are not statements of historical fact, including statements about our plans, beliefs, opinions, projections, and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning our plans, our ability to predict and meet the demands of our subscribers, the competitive differentiations for our customers, the advantages of a merger with T-Mobile, the anticipated closing date for the business combination with T-Mobile, our plans to challenge the wireless market, the reasons for our operational and financial results, our network capabilities, our guidance on capital expenditures for 2013, and statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, capital expenditures, financing needs, and other information that is not historical information. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “predicts,” “targets,” “views,” “becomes,” “projects,” “assume,” “potential,” “should,” “would,” “could,” “may,” “will,” “forecast,” and other similar expressions.

These forward-looking statements are based on reasonable assumptions at the time they are made, including our current expectations, strategies, objectives, goals, plans, beliefs, opinions and assumptions in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future events and developments and other factors we believe are appropriate under the circumstances and at such times. Forward-looking statements are not guarantees of future performance or results. Actual financial results, performance or results of operations may differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to:

•	the highly competitive nature of the wireless broadband mobile industry and changes in the competitive landscape;

•
ours and our competitors' current and planned promotions and advertising, marketing, sales and other initiatives, including pricing decisions, entry into consolidation and alliance activities, and our ability to respond to and support them;

•	the effects of the T-Mobile Transaction on dealers, retailers, vendors, suppliers, customers, content and application providers, our equity and debt holders and our employees;

•	the diversion of management's time and attention while the T-Mobile Transaction is pending;

•	our ability to operate our business in light of the T-Mobile transaction and the covenants contained in the Business Combination Agreement;

•
the inability to have developed or to obtain handsets, equipment or software that our customers want, demand and expect or to have handsets, equipment or software serviced, updated, revised or maintained in a timely and cost-effective manner for the prices and the features our customers want, expect or demand;

•
our ability to construct, operate and manage our network to deliver the services, content, applications, service quality and speed our customers want, expect and demand, and to provide, maintain and increase the capacity of our network and business systems to satisfy the demands of our customers and the demands placed by devices on our network;

•
our plans and expectations relating to, without limitation, (i) our growth opportunities and competitive position; (ii) our products and services; (iii) our customer experience; (iv) our results of operations, including projected synergies from the T-Mobile Transaction, earnings and cash flows; (v) the impact of the T-Mobile Transaction on our credit rating; and (vi) integration matters;

•	the federal income tax consequences of the T-Mobile Transaction and the enactment of additional state, federal, and/or foreign tax and/or other laws and regulations;

•
expectations, intentions and outcomes relating to , diversion of managements time and attention to, and our ability to successfully defend against, litigation, including securities, class action, derivative, intellectual property (including patents), and product safety claims, by or against third parties, related to the proposed transaction or otherwise;

•
the possibility that the T-Mobile Transaction is delayed or does not close, including due to the failure to receive the required stockholder approval or required approvals from governmental authorities necessary to satisfy the closing conditions, along with satisfaction or waiver of other closing conditions, pursuant to the Business Combination Agreement;

•	alternative acquisition proposals that could delay completion of the T-Mobile Transaction;

•
our ability to successfully integrate our business with T-Mobile's business and realize the expected spectrum, cost and capital expenditure savings and synergies and other expected benefits from the T-Mobile Transaction;

•	changes in economic, business, competitive, technological and/or regulatory factors, including the passage of legislation or action by governmental or regulatory entities;

•	any changes in the regulatory environment in which we operate, including any change or increase in restrictions on our ability to operate our network;

•
terminations of, or limitations imposed on MetroPCS' or T-Mobile's business by, contracts entered into by either MetroPCS or T-Mobile, or the effect of provisions with respect to change in control, exclusivity, commitments or minimum purchase amounts contained in such contracts;

•	the impact of economic conditions on our business plan, strategy and stock price;

•	delays in, or changes in policies related to, income tax refunds or other governmental payments;

•	the impact on our network and business from major equipment failures, denial of service attacks, and security breaches related to the network or customer information;

•	the ability to obtain financing on terms favorable to us, or at all;

•	the impact of public and private regulations;

•
possible disruptions, a denial of service, cyber attacks, or intrusions of our network, billing, operational support and customer care systems that may limit or disrupt our ability to provide service, customer care, or bill our customers, or which may cause disclosure or improper use of customers' information and associated harm to our customers, systems, reputation and goodwill;

•	our continued ability to offer a diverse portfolio of wireless devices;

•	our ability to obtain and continue to obtain roaming on terms that are reasonable;

•	severe weather conditions, natural disasters, energy shortages, wars or terrorist attacks, and any resulting financial impact not covered by insurance;

•	disruptions of our key suppliers' provisioning of products, services, content or applications;

•	fluctuations in interest and exchange rates;

•	significant increases in benefit plan costs or lower investment returns on plan assets;

•	material adverse changes in labor matters, including labor negotiations or additional organizing activity, and any resulting financial and/or operational impact;

•
write-offs, including write-offs in connection with the transaction, or changes in MetroPCS' and/or T-Mobile's accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings;

•	the significant capital commitments of MetroPCS and T-Mobile;

•	our ability to remain focused and keep all employees focused on the business during the pendency of the T-Mobile Transaction;

•
the current economic environment in the United States; disruptions to the credit and financial markets in the United States; and the impact of the economy on consumer demand and fluctuations in consumer demand generally for the products and services provided;

•	our ability to manage our growth, achieve planned growth, manage churn rates, maintain our cost structure and achieve additional economies of scale;

•	our ability to negotiate and maintain acceptable agreements with our suppliers and vendors, including obtaining roaming on reasonable terms;

•	the seasonality of our business and any failure to have strong customer growth in the first and fourth quarters;

•
the rates, nature, collectability and applicability of taxes and regulatory fees on the services we provide and increases or changes in taxes and regulatory fees or the services to, or the manner in, which such taxes and fees are applied, calculated, or collected;

•	the rapid technological changes in our industry, and our ability to adapt, respond and deploy new technologies, and successfully offer new services using such new technology;

•
our ability to fulfill the demands and expectations of our customers, provide the customer care our customers want, expect, or demand, secure the products, services, applications, content and network infrastructure equipment we need, or which our customers or potential customers want, expect or demand;

•	the availability of additional spectrum, our ability to secure additional spectrum, or secure it at acceptable prices, when we need it;

•	our ability to enforce or protect our intellectual property rights;

•
our capital structure, including our indebtedness amount, the limitations imposed by the covenants in the documents governing our indebtedness and the maintenance of our financial and disclosure controls and procedures;

•	our ability to attract and retain key members of management and train personnel;

•	our ability to retain and grow our indirect distribution channels for our products and services;

•
our reliance on third parties to provide distribution, products, software content and services that are integral to or used or sold by our business and the ability of our suppliers to perform, develop and timely provide us with technological developments, products and services we need to remain competitive;

•	governmental regulation affecting our services and changes in government regulation, and the costs of compliance and our failure to comply with such regulations; and

•
other factors described or referenced from time to time in our quarterly report on Form 10-Q, for the quarter ended March 31, 2013, to be filed on or before May 10, 2013, as well as subsequent quarterly reports on Form 10-Q, or current reports on Form 8-K, all of which are on file with the SEC and may be obtained free of charge through the SEC's website http://www.sec.gov, from the Company's website at www.metropcs.com under the investor relations tab, or from the Company by contacting the Investor Relations department.

The forward-looking statements speak only as of the date made, are based on current assumptions and expectations, and are subject to the factors above, among other things, and involve risks, uncertainties, events, circumstances and assumptions, many of which are beyond our ability to foresee, control or predict. You should not place undue reliance on these forward-looking statements. All future written and oral forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. MetroPCS Communications, Inc. does not intend to, is not obligated to, and does not undertake a duty to, update any forward-looking statement to reflect the occurrence of events or circumstances after the date of this release, except as required by law. The results for the first quarter of 2013 may not be reflective of results for any subsequent period. MetroPCS does not plan to update nor reaffirm guidance except through formal public disclosure pursuant to Regulation FD.

MetroPCS Communications, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share information)
(Unaudited)

	March 31, 2013	December 31, 2012
CURRENT ASSETS:
Cash and cash equivalents	$2,701,281	$2,368,302
Short-term investments	—	244,990
Restricted cash	3,475,417	—
Inventories	254,871	259,157
Accounts receivable (net of allowance for uncollectible accounts of $331 and $476 at March 31, 2013 and December 31, 2012, respectively)	87,810	98,653
Prepaid expenses	97,361	65,069
Deferred charges	82,233	78,181
Deferred tax assets	3,493	3,493
Other current assets	70,238	69,458
Total current assets	6,772,704	3,187,303
Property and equipment, net	4,177,500	4,292,061
Restricted cash and investments	4,929	4,929
Long-term investments	1,679	1,679
FCC licenses	2,564,495	2,562,407
Other assets	141,239	141,036
Total assets	$13,662,546	$10,189,415
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$473,674	$501,929
Current maturities of long-term debt	2,450,240	36,640
Deferred revenue	241,341	237,635
Other current liabilities	23,870	71,599
Total current liabilities	3,189,125	847,803
Long-term debt, net	5,807,170	4,724,112
Deferred tax liabilities	1,044,503	1,031,374
Deferred rents	139,291	136,456
Other long-term liabilities	90,516	90,763
Total liabilities	10,270,605	6,830,508
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.0001 per share, 100,000,000 shares authorized; no shares of preferred stock issued and outstanding at March 31, 2013 and December 31, 2012	—	—
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 365,644,106 and 364,492,637 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	37	37
Additional paid-in capital	1,839,870	1,826,044
Retained earnings	1,572,986	1,553,590
Accumulated other comprehensive loss	(7,571)	(9,602)
Less treasury stock, at cost, 1,282,141 and 1,057,237 treasury shares at March 31, 2013 and December 31, 2012, respectively	(13,381)	(11,162)
Total stockholders’ equity	3,391,941	3,358,907
Total liabilities and stockholders’ equity	$13,662,546	$10,189,415

MetroPCS Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Income and Comprehensive Income
(in thousands, except share and per share information)
(Unaudited)

	For the Three Months Ended March 31,

	2013	2012
REVENUES:
Service revenues	$1,101,031	$1,158,779
Equipment revenues	186,030	117,811
Total revenues	1,287,061	1,276,590
OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense of $149,569 and $132,223 shown separately below)	372,978	388,927
Cost of equipment	437,969	458,864
Selling, general and administrative expenses (excluding depreciation and amortization expense of $23,598 and $20,596 shown separately below)	194,611	176,593
Depreciation and amortization	173,167	152,819
Loss on disposal of assets	508	1,120
Total operating expenses	1,179,233	1,178,323
Income from operations	107,828	98,267
OTHER EXPENSE (INCOME):
Interest expense	76,346	70,083
Interest income	(373)	(375)
Other (income) expense, net	(84)	(103)
Total other expense	75,889	69,605
Income before provision for income taxes	31,939	28,662
Provision for income taxes	(12,543)	(7,658)
Net income	$19,396	$21,004
Other comprehensive income (loss):
Unrealized gains on available-for-sale securities, net of tax of $4 and $9, respectively	6	17
Unrealized losses on cash flow hedging derivatives, net of tax benefit of $71 and $1,572, respectively	(115)	(3,133)
Reclassification adjustment for gains on available-for-sale securities included in net income, net of tax of $53 and $12, respectively	(85)	(25)
Reclassification adjustment for losses on cash flow hedging derivatives included in net income, net of tax benefit of $1,378 and $1,448, respectively	2,225	2,887
Total other comprehensive income (loss)	2,031	(254)
Comprehensive income	$21,427	$20,750
Net income per common share:
Basic	$0.05	$0.06
Diluted	$0.05	$0.06
Weighted average shares:
Basic	364,999,137	362,718,613
Diluted	366,556,369	364,283,160

MetroPCS Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Three Months Ended March 31,

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,396	$21,004
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	173,167	152,819
Recovery of uncollectible accounts receivable	(111)	(107)
Deferred rent expense	2,930	4,792
Cost of abandoned cell sites	360	423
Stock-based compensation expense	9,573	10,156
Non-cash interest expense	2,195	1,831
Loss on disposal of assets	508	1,120
Gain on maturity or sale of investments	(138)	(37)
Accretion of asset retirement obligations	1,778	1,588
Deferred income taxes	11,505	14,357
Changes in assets and liabilities:
Inventories	4,285	(12,510)
Accounts receivable, net	10,953	(2,844)
Prepaid expenses	(32,312)	(14,904)
Deferred charges	(4,052)	(29,808)
Other assets	11,171	10,423
Accounts payable and accrued expenses	15,155	(39,803)
Deferred revenue	3,706	15,950
Other liabilities	(6,618)	2,454
Net cash provided by operating activities	223,451	136,904
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(154,608)	(144,016)
Change in prepaid purchases of property and equipment	13,831	(7,352)
Proceeds from sale of and grants received for property and equipment	3,323	477
Purchases of investments	—	(192,415)
Proceeds from maturity of investments	245,000	162,500
Change in restricted cash and investments	(3,475,417)	500
Acquisitions of FCC licenses and microwave clearing costs	(2,066)	(2,584)
Net cash used in investing activities	(3,369,937)	(182,890)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	11,660	(2,830)
Proceeds from debt issuance	3,500,000	—
Debt issuance costs	(25,821)	—
Repayment of debt	(6,347)	(6,347)
Payments on capital lease obligations	(2,752)	(1,558)
Purchase of treasury stock	(2,219)	(1,888)
Proceeds from exercise of stock options	4,944	1,565
Net cash provided by (used in) financing activities	3,479,465	(11,058)
INCREASE (DECREASE) CASH AND CASH EQUIVALENTS	332,979	(57,044)
CASH AND CASH EQUIVALENTS, beginning of period	2,368,302	1,943,282
CASH AND CASH EQUIVALENTS, end of period	$2,701,281	$1,886,238

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

The Company utilizes certain financial measures and key performance indicators that are not calculated in accordance with GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows, or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Average revenue per user, or ARPU, cost per gross addition, or CPGA, cost per user, or CPU, and Adjusted EBITDA are non-GAAP financial measures utilized by the Company's management to judge the Company's ability to meet its liquidity requirements and to evaluate its operating performance. Management believes that these measures are important in understanding the performance of the Company's operations from period to period, and although every company in the wireless industry does not define each of these measures in precisely the same way, management believes that these measures (which are common in the wireless industry) facilitate key liquidity and operating performance comparisons with other companies in the wireless industry. The following tables reconcile the Company's non-GAAP financial measures with the Company's financial statements presented in accordance with GAAP.

ARPU - The Company utilizes ARPU to evaluate its per-customer service revenue realization and to assist in forecasting future service revenues. ARPU is calculated exclusive of pass through charges that the Company collects from its customers and remits to the appropriate government agencies.

Average number of customers for any measurement period is determined by dividing (a) the sum of the average monthly number of customers for the measurement period by (b) the number of months in such period. Average monthly number of customers for any month represents the sum of the number of customers on the first day of the month and the last day of the month divided by two. The Company believes investors use ARPU primarily as a tool to track changes in its average revenue per customer and to compare its per customer service revenues to those of other wireless broadband mobile providers, although other providers may calculate this measure differently. The following table reconciles total revenues used in the calculation of ARPU to service revenues, which the Company considers to be the most directly comparable GAAP financial measure to ARPU.

	Three Months Ended March 31,
	2013	2012
	(in thousands, except average number of customers and ARPU)
Calculation of Average Revenue Per User (ARPU):
Service revenues	$1,101,031	$1,158,779
Less: Pass through charges	(8,439)	(16,504)
Net service revenues	$1,092,592	$1,142,275
Divided by: Average number of customers	8,891,298	9,388,465
ARPU	$40.96	$40.56

CPGA - The Company utilizes CPGA to assess the efficiency of its distribution strategy, validate the initial capital invested in its customers and determine the number of months to recover its customer acquisition costs. This measure also allows management to compare the Company's average acquisition costs per new customer to those of other wireless broadband mobile providers, although other providers may calculate this measure differently. Equipment revenues related to new customers are deducted from selling expenses in this calculation as they represent amounts paid by customers at the time their service is activated that reduce the Company's acquisition cost of those customers. Additionally, equipment costs associated with existing customers, net of related revenues, are excluded as this measure is intended to reflect only the acquisition costs related to new customers. The Company believes investors use CPGA primarily as a tool to track changes in its average cost of acquiring new customers and to compare its per customer acquisition costs to those of other wireless broadband mobile providers, although other providers may calculate this measure differently. The following table reconciles total costs used in the calculation of CPGA to selling expenses, which the Company considers to be the most directly comparable GAAP financial measure to CPGA.

	Three Months Ended March 31,
	2013	2012
	(in thousands, except gross customer additions and CPGA)
Calculation of Cost Per Gross Addition (CPGA):
Selling expenses	$102,526	$95,541
Less: Equipment revenues	(186,030)	(117,811)
Add: Equipment revenue not associated with new customers	131,543	94,069
Add: Cost of equipment	437,969	458,864
Less: Equipment costs not associated with new customers	(276,813)	(294,829)
Gross addition expenses	$209,195	$235,834
Divided by: Gross customer additions	885,893	1,001,636
CPGA	$236.14	$235.45

CPU - The Company utilizes CPU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in the Company's business operations affect non-selling cash costs per customer. In addition, CPU provides management with a useful measure to compare its non-selling cash costs per customer with those of other wireless broadband mobile providers. The Company believes investors use CPU primarily as a tool to track changes in the Company's non-selling cash costs over time and to compare the Company's non-selling cash costs to those of other wireless broadband mobile providers, although other providers may calculate this measure differently. The following table reconciles total costs used in the calculation of CPU to cost of service, which the Company considers to be the most directly comparable GAAP financial measure to CPU.

	Three Months Ended March 31,
	2013	2012
	(in thousands, except average number of customers and CPU)
Calculation of Cost Per User (CPU):
Cost of service	$372,978	$388,927
Add: General and administrative expense	92,085	81,052
Add: Net loss on equipment transactions unrelated to initial customer acquisition	145,270	200,760
Less: Stock-based compensation expense included in cost of service and general and administrative expense	(9,573)	(10,156)
Less: Pass through charges	(8,439)	(16,504)
Total costs used in the calculation of CPU	$592,321	$644,079
Divided by: Average number of customers	8,891,298	9,388,465
CPU	$22.21	$22.87

Adjusted EBITDA - The Company utilizes Adjusted EBITDA to monitor the financial performance of its operations. This measurement, together with GAAP measures such as revenue and income from operations, assists management in its decision-making process related to the operations of the Company's business. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for income from operations, net income, or any other measure of financial performance reported in accordance with GAAP. In addition, other providers may calculate this measure differently.

The Company believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate its overall operating performance and that this metric facilitates the comparisons with other wireless communications companies. The Company uses Adjusted EBITDA internally as a metric to evaluate and compensate its employees for their performance, and as a benchmark to evaluate its operating performance in comparison to its competitors. Management also uses Adjusted EBITDA to measure, from period-to-period, the Company's ability to provide cash flows to meet future debt services, capital expenditures and working capital requirements and fund future growth.

The following tables illustrate the calculation of Adjusted EBITDA and reconcile Adjusted EBITDA to net income and cash flows from operating activities, which the Company considers to be the most directly comparable GAAP financial measures to Adjusted EBITDA.

	Three Months Ended March 31,
	2013	2012
	(in thousands)
Calculation of Adjusted EBITDA:
Net income	$19,396	$21,004
Adjustments:
Depreciation and amortization	173,167	152,819
Loss on disposal of assets	508	1,120
Stock-based compensation expense	9,573	10,156
Interest expense	76,346	70,083
Interest income	(373)	(375)
Other (income) expense, net	(84)	(103)
Provision for income taxes	12,543	7,658
Adjusted EBITDA	$291,076	$262,362

	Three Months Ended March 31,
	2013	2012
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA:
Net cash provided by operating activities	$223,451	$136,904
Adjustments:
Interest expense	76,346	70,083
Non-cash interest expense	(2,195)	(1,831)
Interest income	(373)	(375)
Other (income) expense, net	(84)	(103)
Recovery of uncollectible accounts receivable	111	107
Deferred rent expense	(2,930)	(4,792)
Cost of abandoned cell sites	(360)	(423)
Gain on sale and maturity of investments	138	37
Accretion of asset retirement obligations	(1,778)	(1,588)
Provision for income taxes	12,543	7,658
Deferred income taxes	(11,505)	(14,357)
Changes in working capital	(2,288)	71,042
Adjusted EBITDA	$291,076	$262,362